Exhibit 99(a)

Windstream reports fourth-quarter, full-year 2016 results

Achieved financial guidance provided for 2016
Grew enterprise revenue and significantly expanded enterprise contribution margin

Release date: March 1, 2017

LITTLE ROCK, Ark. - Windstream Holdings, Inc. (NASDAQ: WIN), a leading provider of advanced network communications and technology solutions, today reported fourth-quarter and full-year 2016 results.

“Our 2016 results demonstrate continued progress executing our focused operational strategy. We achieved the financial guidance provided for 2016, delivered consistent results across our core business units and returned value to shareholders through our dividend,” said Tony Thomas, president and chief executive officer at Windstream.

“We grew enterprise service revenue for the year and significantly expanded enterprise contribution margin by $78 million or 32 percent. We expanded the availability of premium broadband speeds and rolled out 1 Gigabit service in four markets, which led to improved consumer trends. We expanded our metro fiber network and fixed wireless service in key cities and extended our fiber transport network throughout the western United States to provide increased sales opportunities. Additionally, we laid the groundwork for the launch earlier this year of software-defined wide area network solutions, or SD-WAN, a technology that will transform how businesses design and manage their networks.

“Our 2017 priorities build on the advancements in 2016. Our EarthLink merger integration planning is progressing well, and we expect to achieve $150 million in annual synergies within three years, exceeding our original expectations by $25 million. We will deliver improved consumer trends as we deliver faster broadband speeds to more customers. We will drive continued growth in enterprise contribution margin in 2017. And we will continue to leverage next generation technology, such as SD-WAN, to drive sales and improve the customer experience,” Thomas said.

Results under GAAP

For the fourth quarter, total revenues and sales were $1.31 billion and total service revenues were $1.29 billion compared to $1.43 billion and $1.39 billion respectively year-over-year. Operating income was $74 million compared to $132 million in the same period a year ago. The company reported a net loss of $87 million or a loss of 94 cents per share compared to net income of $141 million or $1.41 per share a year ago. Fourth-quarter 2016 results include a pre-tax expense of $61 million related to the company’s pension plan. This non-cash charge resulted from a decrease in the discount rate used to measure the company’s pension obligations. Additionally, the company’s fourth-quarter 2015 results included the sale of the company’s data center business.

For 2016, total revenues and sales were $5.39 billion and total service revenues were $5.28 billion compared to $5.76 billion and $5.60 billion respectively year-over-year. Operating income was $515 million compared to $509 million in the same period a year ago. The company reported a net loss of $384 million or a loss of $4.11 per share compared to net income of $27 million or 24-cents per share a year ago.

Adjusted Results of Operations

Adjusted revenues and sales were $1.31 billion in the fourth quarter, a decline of 6 percent from the same period a year ago, and $5.39 billion for the year, a decline of 4 percent year-over-year.

Adjusted service revenues were $1.29 billion in the fourth quarter, a decrease of 5 percent year-over-year, and $5.28 billion for the year, a decline of 3 percent year-over year.

Adjusted OIBDAR was $482 million in the fourth quarter, a decrease of 4 percent year-over-year, and $1.91 billion for the year, a decline of 5 percent from the same period a year ago.

Consumer and small business ILEC service revenues were $392 million in the fourth quarter, a decrease of 1 percent from the same period a year ago, and $1.58 billion for the year, a decline of 1 percent from 2015. Contribution margin was $233 million or 60 percent in the fourth quarter, an increase of $21 million or 10 percent sequentially, and $899 million or 57 percent for the year. Consumer average revenue per household increased in the fourth quarter for the eighth quarter in a row and more than 6 percent year-over-year driven by broadband speed penetration gains across all tiers and sales of bundled services.

Wholesale service revenues were $153 million in the fourth quarter, a decrease of 11 percent year-over-year, and $631 million for the year, a decline of 8 percent from 2015. Contribution margin was $109 or 71 percent in the fourth quarter and $452 million or 72 percent for the year.

Enterprise service revenues were $486 million in the fourth quarter, a decrease of 2 percent year-over-year, and $1.96 billion for the year, an increase of 1 percent from 2015. Contribution margin was $85 million or 17 percent in the fourth quarter, an increase of $8 million or 10 percent year-over-year, and $319 million or 16 percent for the year, an increase of $78 million or 32 percent from 2015.

Small business CLEC service revenues were $111 million in the fourth quarter, a decline of 16 percent year-over-year, and $484 million for the year, a decrease of 13 percent from 2015. Contribution margin was $35 million or 32 percent in the fourth quarter and $155 million or 32 percent for the year.

The company generated $107 million in adjusted free cash flow for 2016.

Balance Sheet

Windstream has no near-term debt maturities and expects to reduce leverage by 0.5 times after synergies through the EarthLink merger.

Windstream and EarthLink Pro Forma Financial Results

Windstream also today released financial results for Windstream and EarthLink on a pro forma basis as if the merger with EarthLink occurred on Jan. 1, 2015.

For 2016, total revenues and sales were $6.37 billion and total service revenues were $6.26 billion compared to $6.72 billion and $6.55 billion respectively in 2015. Adjusted OIBDAR was $2.13 billion compared to $2.24 billion in 2015.

Financial Outlook for 2017

Windstream expects total service revenue declines to be similar to full-year 2016 trends. The company expects adjusted OIBDAR in the range of $2.0 billion to $2.06 billion. Adjusted capital expenditures are expected to be between $790 million and $840 million.

The company expects to generate adjusted free cash flow of approximately $200 million. The company expects cash interest expense of $360 million and cash taxes of $5 million.

Conference Call

Windstream will hold a conference call at 7:30 a.m. CST today to review the company’s fourth-quarter and full-year 2016 results.

To access the call:

Interested parties can access the call by dialing 1-877-374-3977, conference ID 68435009.

To access the call replay:

A replay of the call will be available beginning at 10:30 a.m. CST today and ending at 10:30 a. m. CST on March 8. The replay can be accessed by dialing 1-855-859-2056, conference ID 68435009.

Webcast information:

The conference call also will be streamed live over the company's website at www.windstream.com/investors. Financial, statistical and other information related to the call will be posted on the site. A replay of the webcast will be available on the website beginning at 10:30 a.m. CST today and ending at 10:30 a.m. CST on March 8.

About Windstream

Windstream Holdings, Inc. (NASDAQ: WIN), a FORTUNE 500 company, is a leading provider of advanced network communications and technology solutions for consumers, businesses, enterprise organizations and wholesale customers across the U.S. Windstream offers bundled services, including broadband, security solutions, voice and digital TV to consumers. The company also provides data, cloud solutions, unified communications and managed services to small business and enterprise clients. The company supplies core transport solutions on a local and long-haul fiber network spanning approximately 147,000 miles. Additional information is available at windstream.com. Please visit our newsroom at news.windstream.com or follow us on Twitter at @Windstream.

Adjusted results of operations exclude the impacts of the disposed data center and consumer CLEC businesses and directory publishing operations and all merger, integration and other costs related to strategic transactions. A reconciliation of adjusted results to the comparable GAAP measures is included in the financial information presented below. Additional supplemental quarterly financial information is available on the company’s Web site at www.windstream.com/investors.

Adjusted OIBDA is operating income before depreciation and amortization adjusted for the impact of restructuring charges, pension costs and share-based compensation.

Adjusted OIBDAR is adjusted OIBDA before the annual cash rent payment due under the master lease agreement with Uniti Group, Inc., formerly CS&L, assuming the lease payments began on Jan. 1, 2015.

Adjusted free cash flow is defined as operating income plus depreciation and amortization, merger and integration costs, pension costs, share-based compensation expense, restructuring charges and the annual cash rent payment due under the master lease agreement with Uniti, less adjusted capital expenditures, cash taxes, cash interest on long-term debt, plus cash dividends received from Uniti.

Windstream Holdings, Inc. claims the protection of the safe-harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. Forward-looking statements are typically identified by words or phrases such as “will,” “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” “believe,” “target,” “forecast” and other words and terms of similar meaning. Forward-looking statements are subject to risks and uncertainties that could cause actual future events and results to differ materially from those expressed in the forward-looking statements.

Forward-looking statements include, but are not limited to, 2017 guidance for service revenue, adjusted OIBDAR and adjusted capital expenditures, along with statements regarding adjusted free cash flow, cash interest and cash taxes; directional outlook for the company’s business units in 2017; statements regarding the benefits of the merger with EarthLink Holdings Corp., including future financial and operating results, projected synergies in operating and capital expenditures and the timing of the synergies, reduction in net leverage, dividend policy of the combined company, and improvement in our ability to compete; expectations regarding revenue trends, sales opportunities and improving margins in the business units; network cost optimization; stability and growth in adjusted OIBDAR; the anticipated benefits of Project Excel, allowing Windstream to offer premium Internet speeds, and of network investments pursuant to the Connect America Fund; the availability of higher Internet speeds and the ability to leverage next generation technology in products and services offered to customers; the ability to continue to improve our debt profile and reduce interest costs; along with statements regarding plans, objectives, expectations and intentions and other statements that are not historical facts. These statements, along with other forward-looking statements regarding Windstream’s overall business outlook, are based on estimates, projections, beliefs and assumptions that Windstream believes is reasonable but are not guarantees of future events, performance or results. Actual future events and results may differ materially from those expressed in these forward-looking statements as a result of a number of important factors.

Important factors that could cause actual results to differ materially from those indicated by such forward-looking statements include risks and uncertainties that the cost savings and anticipated synergies from the merger with EarthLink Holdings Corp., may not be fully realized or may take longer to realize than expected; that the businesses will not be integrated successfully; that disruption from the merger may make it more difficult to maintain relationships with customers, employees or suppliers; that the attention of management and key personnel may be diverted by integration matters related to the merger; general worldwide economic conditions and related uncertainties; and the effect of any changes in governmental regulations or statutes. For other risk factors that could cause actual results and events to differ materially from those expressed, please refer to our filings with the Securities and Exchange Commission. Windstream does not undertake any obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise.

Factors that could cause actual results to differ materially from those contemplated in our forward-looking statements include, among others:

•	the cost savings and expected synergies from the merger with EarthLink may not be fully realized or may take longer to realize than expected;

•	the integration of Windstream and EarthLink may not be successful, may cause disruption in relationships with customers, vendors and suppliers and may divert attention of management and key personnel;

•	changes to our current dividend practice which is subject to our capital allocation policy and may be changed at any time at the discretion of our board of directors;

•	further adverse changes in economic conditions in the markets served by us;

•	the extent, timing and overall effects of competition in the communications business;

•
our election to accept state-wide offers under the FCC’s Connect America Fund, Phase II, and the impact of such election on our future receipt of federal universal service funds and capital expenditures, and any return of support received pursuant to the program;

•
the potential for incumbent carriers to impose monetary penalties for failure to meet specific volume and term commitments under their special access pricing plans, which Windstream uses to lease last-mile connections to serve its retail business data service customers, without further FCC action;

•	the impact of new, emerging or competing technologies and our ability to utilize these technologies to provide services to our customers;

•
for certain operations where we lease facilities from other carriers, adverse effects on the availability, quality of service, price of facilities and services provided by other carriers on which our services depend;

•
unfavorable rulings by state public service commissions in current and further proceedings regarding universal service funds, inter-carrier compensation or other matters that could reduce revenues or increase expenses;

•	material changes in the communications industry that could adversely affect vendor relationships with equipment and network suppliers and customer relationships with wholesale customers;

•
our ability to make rent payments under the master lease to Uniti, which may be affected by results of operations, changes in our cash requirements, cash tax payment obligations, or overall financial position;

•	unanticipated increases or other changes in our future cash requirements, whether caused by unanticipated increases in capital expenditures, increases in pension funding requirements, or otherwise;

•	the availability and cost of financing in the corporate debt markets;

•	the potential for adverse changes in the ratings given to our debt securities by nationally accredited ratings organizations;

•	earnings on pension plan investments significantly below our expected long term rate of return for plan assets or a significant change in the discount rate or other actuarial assumptions;

•	unfavorable results of litigation or intellectual property infringement claims asserted against us;

•
the risks associated with non-compliance by us with regulations or statutes applicable to government programs under which we receive material amounts of end user revenue and government subsidies, or non-compliance by us, our partners, or our subcontractors with any terms of our government contracts;

•	the effects of federal and state legislation, and rules and regulations, and changes thereto, governing the communications industry;

•	continued loss of consumer households served and consumer high-speed Internet customers;

•	the impact of equipment failure, natural disasters or terrorist acts;

•	the effects of work stoppages by our employees or employees of other communications companies on whom we rely for service; and

•
those additional factors under “Risk Factors” in Item 1A of Windstream’s Annual Report on Form 10-K for the year ended December 31, 2016, and in subsequent filings with the Securities and Exchange Commission at www.sec.gov.

In addition to these factors, actual future performance, outcomes and results may differ materially because of more general factors including, among others, general industry and market conditions and growth rates, economic conditions, and governmental and public policy changes.

Windstream undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. The foregoing review of factors that could cause Windstream’s actual results to differ materially from those contemplated in the forward-looking statements should be considered in connection with information regarding risks and uncertainties that may affect Windstream’s future results included in other filings by Windstream with the Securities and Exchange Commission at www.sec.gov.

-end-

Media Contact:	Investor Contact:
David Avery, 501-748-5876	Christie Grumbos, 501-748-3666
david.avery@windstream.com	christie.grumbos@windstream.com

WINDSTREAM HOLDINGS, INC.
UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS
(In millions, except per share amounts)	THREE MONTHS ENDED				TWELVE MONTHS ENDED
	December 31,	December 31,	Increase (Decrease)		December 31,	December 31,	Increase (Decrease)
	2016	2015	Amount	%	2016	2015	Amount	%
UNDER GAAP:
Revenues and sales:
Service revenues	$1,289.1	$1,388.4	$(99.3)	(7)	$5,279.9	$5,598.6	$(318.7)	(6)
Product sales	20.0	38.6	(18.6)	(48)	107.1	166.7	(59.6)	(36)
Total revenues and sales	1,309.1	1,427.0	(117.9)	(8)	5,387.0	5,765.3	(378.3)	(7)
Costs and expenses:
Cost of services (exclusive of depreciation and amortization included below)	664.3	692.9	(28.6)	(4)	2,677.8	2,762.0	(84.2)	(3)
Cost of products sold	23.9	33.4	(9.5)	(28)	98.5	145.2	(46.7)	(32)
Selling, general and administrative	206.9	210.0	(3.1)	(1)	797.7	866.5	(68.8)	(8)
Depreciation and amortization	329.5	333.5	(4.0)	(1)	1,263.5	1,366.5	(103.0)	(8)
Merger, integration and other costs	3.3	20.5	(17.2)	(84)	13.8	95.0	(81.2)	(85)
Restructuring charges	7.5	5.0	2.5	50	20.3	20.7	(0.4)	(2)
Total costs and expenses	1,235.4	1,295.3	(59.9)	(5)	4,871.6	5,255.9	(384.3)	(7)
Operating income	73.7	131.7	(58.0)	(44)	515.4	509.4	6.0	1
Dividend income on CS&L common stock	—	17.6	(17.6)	(100)	17.6	48.2	(30.6)	(63)
Other income (expense), net	1.3	1.4	(0.1)	(7)	(1.2)	9.3	(10.5)	(113)
Net gain on disposal of investment in CS&L common stock	—	—	—	*	15.2	—	15.2	*
(Loss) gain on sale of data center business	(10.0)	326.1	(336.1)	(103)	(10.0)	326.1	(336.1)	(103)
Net loss on early extinguishment of debt	—	(0.6)	0.6	(100)	(18.0)	(36.4)	18.4	(51)
Other-than-temporary impairment loss on investment in CS&L common stock	—	—	—	*	(181.9)	—	(181.9)	*
Interest expense (A)	(207.1)	(224.4)	17.3	(8)	(860.6)	(813.2)	(47.4)	6
(Loss) income before income taxes	(142.1)	251.8	(393.9)	*	(523.5)	43.4	(566.9)	*
Income tax (benefit) expense	(55.2)	111.3	(166.5)	(150)	(140.0)	16.0	(156.0)	*
Net (loss) income	$(86.9)	$140.5	$(227.4)	*	$(383.5)	$27.4	$(410.9)	*

Weighted average common shares	92.9	96.2	(3.3)	(3)	93.9	98.9	(5.0)	(5)
Common shares outstanding	96.3	96.7	(0.4)	—

Basic and diluted (loss) earnings per share:
Net (loss) income	($.94)	$1.41	($2.35)	*	($4.11)	$.24	($4.35)	*

ADJUSTED RESULTS OF OPERATIONS (B):
Adjusted service revenues	$1,289.1	$1,360.0	$(70.9)	(5)	$5,279.9	$5,467.4	$(187.5)	(3)
Adjusted revenues and sales	$1,309.1	$1,398.6	$(89.5)	(6)	$5,387.0	$5,634.1	$(247.1)	(4)
Adjusted OIBDAR (C)	$481.5	$503.2	$(21.7)	(4)	$1,913.7	$2,004.3	$(90.6)	(5)
Adjusted OIBDA (D)	$318.1	$340.7	$(22.6)	(7)	$1,260.1	$1,354.3	$(94.2)	(7)
Adjusted capital expenditures (E)	$183.1	$226.6	$(43.5)	(19)	$816.0	$965.0	$(149.0)	(15)

* Not meaningful
(A)
Includes additional interest expense associated with the master lease agreement with CS&L of $123.7 million and $500.8 million for the three and twelve months ended December 31, 2016, respectively, as compared to $127.4 million and $351.6 million for the three and twelve months ended December 31, 2015, respectively.

(B)
Adjusted results exclude the impacts of the disposed data center and consumer CLEC businesses and directory publishing operations and all merger, integration and other costs related to strategic transactions. See Notes to Reconciliation of Non-GAAP Financial Measures.

(C)	Adjusted OIBDAR is adjusted OIBDA before the annual cash rent payment due under the master lease agreement with CS&L assuming the lease payments began on January 1, 2015.
(D)
Adjusted OIBDA is operating income before depreciation and amortization adjusted for the impact of restructuring charges, pension costs, share-based compensation expense and the annual cash rent payment due under the master lease agreement with CS&L.

(E)
Adjusted capital expenditures exclude the impacts of capital expenditures related to Project Excel, a capital program funded entirely using a portion of the proceeds from the sale of the data center business completed on December 18, 2015.

Note:	Effective February 27, 2017, CS&L changed its name to Uniti Group Inc.

WINDSTREAM HOLDINGS, INC.
UNAUDITED BUSINESS SEGMENT RESULTS
(In millions)	THREE MONTHS ENDED				TWELVE MONTHS ENDED
	December 31,	December 31,	Increase (Decrease)		December 31,	December 31,	Increase (Decrease)
	2016	2015	Amount	%	2016	2015	Amount	%
Consumer and Small Business - ILEC
Revenues and sales:
Service revenues	$309.5	$311.1	$(1.6)	(1)	$1,243.6	$1,251.1	$(7.5)	(1)
Product sales	0.2	0.6	(0.4)	(67)	1.1	2.9	(1.8)	(62)
Total consumer	309.7	311.7	(2.0)	(1)	1,244.7	1,254.0	(9.3)	(1)
Small business - ILEC	82.0	86.1	(4.1)	(5)	335.0	351.5	(16.5)	(5)
Total revenue and sales	391.7	397.8	(6.1)	(2)	1,579.7	1,605.5	(25.8)	(2)
Costs and expenses	158.3	168.0	(9.7)	(6)	680.7	671.0	9.7	1
Segment income	233.4	229.8	3.6	2	899.0	934.5	(35.5)	(4)

Wholesale (A)
Service revenues	152.7	170.7	(18.0)	(11)	631.0	687.9	(56.9)	(8)
Costs and expenses	43.8	46.4	(2.6)	(6)	178.8	185.6	(6.8)	(4)
Segment income	108.9	124.3	(15.4)	(12)	452.2	502.3	(50.1)	(10)

Enterprise
Revenues and sales:
Service revenues	486.3	497.5	(11.2)	(2)	1,964.0	1,947.1	16.9	1
Product sales	11.3	29.4	(18.1)	(62)	67.2	120.1	(52.9)	(44)
Total revenue and sales	497.6	526.9	(29.3)	(6)	2,031.2	2,067.2	(36.0)	(2)
Costs and expenses	412.3	449.1	(36.8)	(8)	1,712.5	1,826.6	(114.1)	(6)
Segment income	85.3	77.8	7.5	10	318.7	240.6	78.1	32

Small Business - CLEC
Service revenues	111.1	131.5	(20.4)	(16)	483.8	559.0	(75.2)	(13)
Costs and expenses	75.8	90.2	(14.4)	(16)	328.7	378.2	(49.5)	(13)
Segment income	35.3	41.3	(6.0)	(15)	155.1	180.8	(25.7)	(14)

Total segment revenues and sales:
Service revenues	1,141.6	1,196.9	(55.3)	(5)	4,657.4	4,796.6	(139.2)	(3)
Product sales	11.5	30.0	(18.5)	(62)	68.3	123.0	(54.7)	(44)
Total segment revenues and sales	1,153.1	1,226.9	(73.8)	(6)	4,725.7	4,919.6	(193.9)	(4)
Total segment costs and expenses	690.2	753.7	(63.5)	(8)	2,900.7	3,061.4	(160.7)	(5)
Total segment income	462.9	473.2	(10.3)	(2)	1,825.0	1,858.2	(33.2)	(2)
Regulatory and other operating revenues and sales (B)	156.0	171.7	(15.7)	(9)	661.3	714.5	(53.2)	(7)
Revenues and sales related to disposed businesses (C)	—	28.4	(28.4)	(100)	—	131.2	(131.2)	(100)
Other unassigned operating expenses (D)	(215.7)	(189.0)	(26.7)	14	(707.4)	(739.7)	32.3	(4)
Operating expenses related to disposed businesses (C)	—	(19.1)	19.1	(100)	—	(88.3)	88.3	(100)
Depreciation and amortization	(329.5)	(333.5)	4.0	(1)	(1,263.5)	(1,366.5)	103.0	(8)
Operating income	$73.7	$131.7	$(58.0)	(44)	$515.4	$509.4	$6.0	1

(A)	During the third quarter of 2016, we changed the name of our Carrier segment to Wholesale to better reflect our customer base and the products and services we are selling in the marketplace.
(B)
Other operating revenues are not allocated to the business segments. These revenues include revenue from federal and state universal service funds, CAF Phase II support, and funds received from federal access recovery mechanisms, revenues from providing switched access services, and certain surcharges assessed to our customers, including billings for our required contributions to federal and state USF programs. These revenues also include product sales to contractors and consumer revenues generated in markets where we lease the connection to the customer premise.

(C)	Represents revenues and operating expenses associated with the disposed data center and consumer CLEC businesses and directory publishing operations that are not assigned to the business segments.
(D)
These expenses are not allocated to the business segments. Unallocated expenses include merger, integration and other costs, restructuring charges, stock-based compensation, pension costs, certain regulatory fees, cost of products sold to contractors, interconnection costs in consumer markets where we lease the connection to the customer premise and shared services, such as accounting and finance, information technology, engineering, network management, legal, human resources, and investor relations. These expenses are centrally managed and are not monitored by management at a segment level.

WINDSTREAM HOLDINGS, INC.
UNAUDITED SUPPLEMENTAL OPERATING INFORMATION
(In thousands)

	THREE MONTHS ENDED				TWELVE MONTHS ENDED
	December 31,	December 31,	Increase (Decrease)		December 31,	December 31,	Increase (Decrease)
	2016	2015	Amount	%	2016	2015	Amount	%
Consumer operating metrics
Households served	1,354.6	1,445.8	(91.2)	(6)
High-speed Internet customers	1,051.1	1,095.1	(44.0)	(4)
Digital television customers	321.0	359.3	(38.3)	(11)

Net household losses	23.9	25.2	(1.3)	(5)	91.2	82.9	8.3	10
Net high-speed Internet customer losses	11.9	14.5	(2.6)	(18)	44.0	36.5	7.5	21

Small Business - ILEC customers	135.9	146.8	(10.9)	(7)

Enterprise customers	26.7	26.3	0.4	2

Small Business - CLEC customers	72.1	91.2	(19.1)	(21)

Note:
Enterprise customers consist of those relationships that have the propensity now or in the future to generate at least $1,500 or more in monthly recurring revenue. Business customers not meeting this criterion are classified as small business.  Our small business customer base is further disaggregated between those customers located in service areas in which we are the incumbent local exchange carrier (“ILEC”) and provide services over network facilities operated by us and those customers located in service areas in which we are a competitive local exchange carrier (“CLEC”) and provide services over network facilities primarily leased from other carriers.

In classifying our business customers, we consider the maximum potential revenue to be generated from the customer relationship for both our existing customer base and any new customers in determining which business unit can best support the customer. Accordingly, over time, we may prospectively change the classification of a particular business customer between enterprise and small business.

WINDSTREAM HOLDINGS, INC.
UNAUDITED CONSOLIDATED BALANCE SHEETS
(In millions)

	December 31,	December 31,
	2016	2015
Assets
Current Assets:
Cash and cash equivalents	$59.1	$31.3
Accounts receivable, net	618.6	643.9
Inventories	77.5	79.5
Prepaid expenses and other	111.7	120.6
Total current assets	866.9	875.3

Goodwill	4,213.6	4,213.6
Other intangibles, net	1,320.5	1,504.7
Net property, plant and equipment	5,283.5	5,279.8
Investment in CS&L common stock	—	549.2
Other assets	85.5	95.5
Total Assets	$11,770.0	$12,518.1

Liabilities and Shareholders' Equity
Current Liabilities:
Current maturities of long-term debt	$14.9	$5.9
Current portion of long-term lease obligations	168.7	152.7
Accounts payable	390.2	430.1
Advance payments and customer deposits	178.1	193.9
Accrued taxes	78.0	84.1
Accrued interest	58.1	78.4
Other current liabilities	366.6	322.0
Total current liabilities	1,254.6	1,267.1

Long-term debt	4,848.7	5,164.6
Long-term lease obligations	4,831.9	5,000.4
Deferred income taxes	151.5	287.4
Other liabilities	513.3	492.2
Total liabilities	11,600.0	12,211.7

Shareholders' Equity:
Common stock	—	—
Additional paid-in capital	559.7	602.9
Accumulated other comprehensive income (loss)	5.9	(284.4)
Accumulated deficit	(395.6)	(12.1)
Total shareholders' equity	170.0	306.4
Total Liabilities and Shareholders' Equity	$11,770.0	$12,518.1

WINDSTREAM HOLDINGS, INC.
UNAUDITED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In millions)
	THREE MONTHS ENDED		TWELVE MONTHS ENDED
	December 31,	December 31,	December 31,	December 31,
	2016	2015	2016	2015
Cash Flows from Operating Activities:
Net (loss) income	$(86.9)	$140.5	$(383.5)	$27.4
Adjustments to reconcile net (loss) income to net cash provided from operations:
Depreciation and amortization	329.5	333.5	1,263.5	1,366.5
Provision for doubtful accounts	10.7	10.0	43.8	47.1
Share-based compensation expense	9.8	12.4	41.6	55.3
Pension expense	57.7	9.6	59.1	1.2
Deferred income taxes	(58.3)	87.0	(138.3)	(16.3)
Net gain on disposal of investment in CS&L common stock	—	—	(15.2)	—
Noncash portion of net gain (loss) on early extinguishment of debt	—	(3.5)	(51.9)	(18.5)
Other-than-temporary impairment loss on investment in CS&L common stock	—	—	181.9	—
Amortization of unrealized losses on de-designated interest rate swaps	1.8	1.6	4.8	11.6
Loss (gain) from sale of data center	10.0	(326.1)	10.0	(326.1)
Plan curtailment	—	(1.5)	(5.5)	(18.0)
Other, net	1.4	12.0	1.2	7.4
Changes in operating assets and liabilities, net:
Accounts receivable	20.8	(10.6)	(15.1)	(69.5)
Prepaid income taxes	5.3	(4.3)	(4.4)	—
Prepaid expenses and other	12.5	10.5	30.4	1.4
Accounts payable	44.1	69.0	(47.2)	31.1
Accrued interest	(34.9)	(60.6)	(20.1)	(26.4)
Accrued taxes	0.3	19.9	(6.1)	17.9
Other current liabilities	2.9	(25.9)	21.2	(17.7)
Other liabilities	(31.5)	(7.8)	(42.4)	(11.6)
Other, net	7.1	4.6	(3.4)	(36.2)
Net cash provided from operating activities	302.3	270.3	924.4	1,026.6
Cash Flows from Investing Activities:
Additions to property, plant and equipment	(236.4)	(310.9)	(989.8)	(1,055.3)
Proceeds from the sale of property	—	—	6.3	—
Grant funds received for broadband stimulus projects	—	—	—	23.5
Network expansion funded by Connect America Fund - Phase I	—	(6.5)	—	(73.9)
Disposition of data center business	—	574.2	—	574.2
Change in restricted cash	—	—	—	6.7
Other, net	—	(6.1)	(6.5)	2.8
Net cash (used in) provided from investing activities	(236.4)	250.7	(990.0)	(522.0)
Cash Flows from Financing Activities:
Dividends paid to shareholders	(14.5)	(15.1)	(58.6)	(369.2)
Payment received from CS&L in spin-off	—	—	—	1,035.0
Funding received from CS&L for tenant capital improvements	—	43.1	—	43.1
Repayments of debt and swaps	(344.1)	(1,252.3)	(3,263.7)	(3,350.9)
Proceeds of debt issuance	334.5	715.0	3,674.5	2,335.0
Debt issuance costs	(0.1)	—	(12.4)	(4.3)
Stock repurchases	—	(26.2)	(28.9)	(46.2)
Payments under long-term lease obligations	(39.6)	(43.3)	(152.8)	(102.6)
Payments under capital lease obligations	(4.6)	(6.8)	(57.7)	(31.5)
Other, net	0.2	(1.3)	(7.0)	(9.5)
Net cash (used in) provided from financing activities	(68.2)	(586.9)	93.4	(501.1)
(Decrease) increase in cash and cash equivalents	(2.3)	(65.9)	27.8	3.5
Cash and Cash Equivalents:
Beginning of period	61.4	97.2	31.3	27.8
End of period	$59.1	$31.3	$59.1	$31.3

WINDSTREAM HOLDINGS, INC.
NON-GAAP FINANCIAL MEASURES - ADJUSTED FREE CASH FLOW AND ADJUSTED CAPITAL EXPENDITURES
(In millions)

	THREE MONTHS ENDED		TWELVE MONTHS ENDED
	December 31,	December 31,	December 31,	December 31,
	2016	2015	2016	2015
Adjusted Free Cash Flow:
Operating income under GAAP	$73.7	$131.7	$515.4	$509.4
Depreciation and amortization	329.5	333.5	1,263.5	1,366.5
OIBDA	403.2	465.2	1,778.9	1,875.9
Adjustments:
Merger, integration and other costs	3.3	20.5	13.8	95.0
Pension expense	57.7	9.6	59.1	1.2
Restructuring charges	7.5	5.0	20.3	20.7
Share-based compensation expense	9.8	12.4	41.6	55.3
Master lease rent payment	(163.4)	(162.5)	(653.6)	(446.0)
Adjusted capital expenditures	(183.1)	(226.6)	(816.0)	(965.0)
Cash paid for interest on long-term debt obligations	(113.9)	(160.3)	(366.2)	(487.8)
Cash refunded (paid) for income taxes	2.0	(0.3)	(6.2)	(1.1)
Cash dividends received on CS&L common stock	—	17.6	35.2	30.6
Adjusted free cash flow	$23.1	$(19.4)	$106.9	$178.8

Adjusted Capital Expenditures:
Capital expenditures under GAAP	$236.4	$310.9	$989.8	$1,055.3
Project Excel capital expenditures (A)	(53.3)	(41.2)	(173.8)	(47.2)
Capital expenditures funded by CS&L	—	(43.1)	—	(43.1)
Adjusted capital expenditures	$183.1	$226.6	$816.0	$965.0

(A)	Represents capital expenditures related to Project Excel, a capital program funded entirely using a portion of the proceeds from the sale of the data center business completed on December 18, 2015.

WINDSTREAM HOLDINGS, INC.
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(In millions)

		THREE MONTHS ENDED			TWELVE MONTHS ENDED
		December 31,	December 31,		December 31,	December 31,
		2016	2015		2016	2015
Reconciliation of Revenues and Sales under GAAP to Adjusted Revenues and Sales:
Service revenues under GAAP		$1,289.1	$1,388.4		$5,279.9	$5,598.6
Adjustments:
Data center revenues	(A)	—	(28.4)	(A)	—	(119.4)
Consumer CLEC revenues	(A)	—	—	(A)	—	(10.2)
Directory publishing revenues	(A)	—	—	(A)	—	(1.6)
Adjusted service revenues		1,289.1	1,360.0		5,279.9	5,467.4
Product sales under GAAP		20.0	38.6		107.1	166.7
Adjusted revenues and sales		$1,309.1	$1,398.6		$5,387.0	$5,634.1

Reconciliation of Net (Loss) Income under GAAP to Adjusted OIBDA:
Net (loss) income		$(86.9)	$140.5		$(383.5)	$27.4
Adjustments:
Dividend income on CS&L common stock	(B)	—	(17.6)	(B)	(17.6)	(48.2)
Other (income) expense, net	(B)	(1.3)	(1.4)	(B)	1.2	(9.3)
Loss (gain) on sale of data center business	(B)	10.0	(326.1)	(B)	10.0	(326.1)
Net loss on disposal of investment in CS&L common stock	(B)	—	—	(B)	(15.2)	—
Net loss on early extinguishment of debt	(B)	—	0.6	(B)	18.0	36.4
Other-than-temporary impairment loss on investment in CS&L common stock	(B)	—	—	(B)	181.9	—
Interest expense	(B)	207.1	224.4	(B)	860.6	813.2
Income tax (benefit) expense	(B)	(55.2)	111.3	(B)	(140.0)	16.0
Operating income under GAAP	(B)	73.7	131.7	(B)	515.4	509.4
Depreciation and amortization	(B)	329.5	333.5	(B)	1,263.5	1,366.5
Adjustments:
Data center business operating loss	(A)	—	(7.3)	(A)	—	(2.6)
Consumer CLEC business operating income	(A)	—	—	(A)	—	(3.3)
Directory publishing operating income	(A)	—	—	(A)	—	(0.8)
Depreciation and amortization - disposed businesses	(A)	—	(2.0)	(A)	—	(36.2)
Merger, integration and other costs	(B)	3.3	20.5	(B)	13.8	95.0
Pension expense	(B)	57.7	9.6	(B)	59.1	1.2
Restructuring charges	(B)	7.5	5.0	(B)	20.3	20.7
Share-based compensation expense	(B)	9.8	12.2	(B)	41.6	54.4
Adjusted OIBDAR		481.5	503.2		1,913.7	2,004.3
Master lease rent payment	(C)	(163.4)	(162.5)	(C)	(653.6)	(650.0)
Adjusted OIBDA		$318.1	$340.7		$1,260.1	$1,354.3

See Notes to Reconciliation of Non-GAAP Financial Measures

WINDSTREAM HOLDINGS, INC.
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(In millions)		THREE MONTHS ENDED			TWELVE MONTHS ENDED
		December 31,	December 31,		December 31,	December 31,
		2016	2015		2016	2015
Reconciliation of Net Cash Provided from Operating Activities to Adjusted OIBDA:
Net Cash Provided From Operating Activities		$302.3	$270.3		$924.4	$1,026.6
Adjustments:
Master lease rent payment	(C)	(163.4)	(162.5)	(C)	(653.6)	(650.0)
Cash dividends received on CS&L common stock		—	(17.6)		(35.2)	(30.6)
Pretax operating results of disposed businesses	(A)	—	(9.5)	(A)	—	(43.8)
Merger, integration and other costs	(B)	3.3	20.5	(B)	13.8	95.0
Restructuring charges	(B)	7.5	5.0	(B)	20.3	20.7
Other income (expense), net	(B)	(1.3)	(1.4)	(B)	1.2	(9.3)
Net loss on early extinguishment of debt	(B)	—	0.6	(B)	18.0	36.4
Interest expense	(B)	207.1	224.4	(B)	860.6	813.2
Income tax benefit, net of deferred income taxes		3.1	24.3		(1.7)	32.3
Provision for doubtful accounts	(D)	(10.7)	(10.0)	(D)	(43.8)	(47.1)
Noncash portion of net (gain) loss on early extinguishment of debt	(D)	—	3.5	(D)	51.9	18.5
Amortization of unrealized losses on de-designated interest rate swaps	(D)	(1.7)	(1.6)	(D)	(4.8)	(11.6)
Plan curtailment	(D)	—	1.5	(D)	5.5	18.0
Other noncash adjustments, net	(F)	(1.5)	(12.0)	(F)	16.4	(25.0)
Changes in operating assets and liabilities, net	(D)	(26.6)	5.2	(D)	87.1	111.0
Adjusted OIBDA		$318.1	$340.7		$1,260.1	$1,354.3

Reconciliation of Net Cash Provided from Operating Activities to Adjusted Free Cash Flow:
Net Cash Provided From Operating Activities		$302.3	$270.3		$924.4	$1,026.6
Adjustments:
Cash paid for income taxes		2.0	(0.3)		(6.2)	(1.1)
Cash paid for interest on long-term debt obligations		(113.9)	(160.3)		(366.2)	(487.8)
Capital expenditures	(D)	(236.4)	(310.9)	(D)	(989.8)	(1,055.3)
Project Excel capital expenditures	(E)	53.3	41.2	(E)	173.8	47.2
Capital expenditures funded by CS&L		—	43.1		—	43.1
Master lease rent payment	(A)	(163.4)	(162.5)	(A)	(653.6)	(446.0)
Merger, integration and other costs	(B)	3.3	20.5	(B)	13.8	95.0
Restructuring charges	(B)	7.5	5.0	(B)	20.3	20.7
Other income (expense), net	(B)	(1.3)	(1.4)	(B)	1.2	(9.3)
Net loss on early extinguishment of debt	(B)	—	0.6	(B)	18.0	36.4
Interest expense	(B)	207.1	224.4	(B)	860.6	813.2
Income tax benefit, net of deferred income taxes		3.1	24.3		(1.7)	32.3
Provision for doubtful accounts	(D)	(10.7)	(10.0)	(D)	(43.8)	(47.1)
Noncash portion of net (gain) loss on early extinguishment of debt	(D)	—	3.5	(D)	51.9	18.5
Amortization of unrealized losses on de-designated interest rate swaps	(D)	(1.7)	(1.6)	(D)	(4.8)	(11.6)
Plan curtailment	(D)	—	1.5	(D)	5.5	18.0
Other noncash adjustments, net	(F)	(1.5)	(12.0)	(F)	16.4	(25.0)
Changes in operating assets and liabilities, net	(D)	(26.6)	5.2	(D)	87.1	111.0
Adjusted Free Cash Flow		$23.1	$(19.4)		$106.9	$178.8

See Notes to Reconciliation of Non-GAAP Financial Measures

WINDSTREAM HOLDINGS, INC.
NOTES TO RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

(A)
Represents applicable amount related to the disposed data center and consumer CLEC businesses and directory publishing operations as reported under GAAP. There were no product sales attributed to the disposed businesses.

(B)	Represents applicable amount as reported under GAAP - See Unaudited Consolidated Statements of Operations.
(C)	Represents the impact of the annual cash rent payment due under the master lease agreement with CS&L assuming the lease payments began on January 1, 2015.
(D)	Represents applicable amount reported under GAAP - See Unaudited Consolidated Statements of Cash Flows.
(E)	Represents capital expenditures related to Project Excel, a capital program funded entirely using a portion of the proceeds from the sale of the data center business completed on December 18, 2015.
(F)
Consists of non-cash amortization of debt issuance costs, debt discounts and premiums, accretion expense related to asset retirement obligations, ineffectiveness on interest rate swaps, gains on the sale of property, and other non-cash miscellaneous income and expenses.

Windstream Holdings, Inc ("Windstream", "we", "us", "our") has presented in this press release unaudited adjusted results, which exclude the impacts of the disposed data center and consumer CLEC businesses and directory publishing operations and all merger, integration and other costs resulting from strategic transactions. In addition to these adjustments, we have presented certain measures of our operating performance that adjusts for the impact of the annual cash rent payment due under the master lease agreement with Communications Sales & Leasing ("CS&L"), and exclude the impacts of restructuring charges, pension costs and share-based compensation expense.

Our purpose for these adjustments is to improve the comparability of results of operations for all periods presented in order to focus on the true earnings capacity of our core business operations and our ability to generate cash flow. We use adjusted results, including adjusted OIBDA, adjusted OIBDAR, adjusted free cash flow and adjusted capital expenditures as key measures of the operational performance of our business. Our management, including the chief operating decision-maker, consistently uses these measures for internal reporting and the evaluation of business objectives, opportunities and performance.